EXHIBIT 99.1

PRESS RELEASE

ZiLOG Announces Sale of Additional Shares of Common Stock Pursuant to

Exercise of Underwriters’ Over-Allotment Option

San Jose, Calif. — April 6, 2004 — ZiLOG (ZiLOG, Inc.) (Nasdaq: ZILG) today announced the sale of 252,100 newly issued shares of common stock pursuant to the exercise of an over-allotment option granted in connection with the Company’s recent public offering.

The shares were sold at a price of $12.50 each, before underwriting discounts and commissions.

SG Cowen was the lead manager in this stock offering, and the co-manager was C.E. Unterberg, Towbin.

Company Contact:

Dmitry Lipkin

ZiLOG, Inc.

T: 408-558-8413

E: dlipkin@zilog.com

Media Contact:

Stewart Chalmers

Positio Public Relations

T: 408-453-2400

E:stew@positiopr.com/mark@positiopr.com